As filed with the Securities and Exchange Commission on June 26, 2019

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXANTAS CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	20-2287134
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Fifth Avenue
New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

EXANTAS CAPITAL CORP. SECOND AMENDED AND RESTATED
OMNIBUS EQUITY COMPENSATION PLAN
(Full title of the plan)

Michele R. Weisbaum
Chief Legal Officer, SVP and Secretary
Exantas Capital Corp.
1845 Walnut Street, 18th Floor
Philadelphia, PA 19103
(Name and address of agent for service)

(212) 621-3210
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,500,000	$11.145	$16,717,500	$2,027

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued under the Exantas Capital Corp. Second Amended and Restated Omnibus Equity Compensation Plan to prevent dilution resulting from stock splits, stock dividends, anti-dilution provisions or similar transactions.

(2)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices per share of the Registrant’s common stock on the New York Stock Exchange on June 21, 2019.

EXPLANATORY NOTE

On June 12, 2019, the stockholders of Exantas Capital Corp. (the “Registrant”) approved the Exantas Capital Corp. Second Amended and Restated Omnibus Equity Compensation Plan (the “Plan”) that (i) increased the number of shares authorized for issuance under the Plan by an additional 1,500,000 shares of common stock; (ii) extended the expiration date of the Plan to June 2029; and (iii) made other clarifying and updating amendments to the Plan. This Registration Statement is being filed to register an additional 1,500,000 shares of the Registrant’s common stock that may be issued under the Plan. Pursuant to Section E of the General Instructions to Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-200133, 333-176448 and 333-151622) concerning the Plan filed with the Securities and Exchange Commission on November 11, 2014, August 24, 2011 and June 12, 2008, respectively.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 11, 2019;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 9, 2019;
(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 27, 2019, May 30, 2019 (only with respect to Item 1.01) and June 17, 2019;
(d)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 18, 2019; and
(e)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on January 25, 2006, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in or deemed to be a part of, this Registration Statement.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 8. Exhibits.

Exhibit No.	Description
4.1

Exantas Capital Corp. Second Amended and Restated Omnibus Equity Compensation Plan, amended and restated as of June 12, 2019. Incorporated by reference to Exhibit A to the Registrant’s Proxy Statement for its Annual Meeting of Stockholders held June 12, 2019, filed on April 18, 2019.

5.1	Opinion of Morrison & Foerster as to the legality of the securities being registered
23.1	Consent of Grant Thornton LLP
23.2	Consent of Morrison & Foerster (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 26th day of June, 2019.

EXANTAS CAPITAL CORP.

By:	/s/ David J. Bryant
David J. Bryant
Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert C. Lieber, Matthew J. Stern, David J. Bryant and Michele Weisbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Andrew L. Farkas	Chairman of the Board	June 26, 2019
ANDREW L. FARKAS

Chief Executive Officer
/s/ Robert C. Lieber	(principal executive officer)	June 26, 2019
ROBERT C. LIEBER

/s/ Walter T. Beach	Director	June 26, 2019
WALTER T. BEACH

/s/ Jeffrey P. Cohen	Director	June 26, 2019
JEFFREY P. COHEN

/s/ Steven J. Kessler	Director	June 26, 2019
STEVEN J. KESSLER

/s/ William B. Hart	Director	June 26, 2019
WILLIAM B. HART

/s/ Gary Ickowicz	Director	June 26, 2019
GARY ICKOWICZ

/s/ Murray S. Levin	Director	June 26, 2019
MURRAY S. LEVIN

/s/ P. Sherrill Neff	Director	June 26, 2019
P. SHERRILL NEFF

/s/ Henry R. Silverman	Director	June 26, 2019
HENRY R. SILVERMAN

/s/ Stephanie H. Wiggins	Director	June 26, 2019
STEPHANIE H. WIGGINS

Senior Vice President, Chief Financial Officer and Treasurer
/s/ David J. Bryant	(principal financial officer)	June 26, 2019
DAVID J. BRYANT

Vice President and Chief Accounting Officer
/s/ Eldron C. Blackwell	(principal accounting officer)	June 26, 2019
ELDRON C. BLACKWELL

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